                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          ORIENTAL FINANCIAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            ORIENTAL FINANCIAL GROUP INC.
                                    Hato Rey Tower
                                      Suite 503
                               268 Munoz Rivera Avenue
                             Hato Rey, Puerto Rico 00918
                                    (787) 766-1986

                               NOTICE OF ANNUAL MEETING
                            To Be Held on October 21, 1997


TO THE STOCKHOLDERS OF ORIENTAL FINANCIAL GROUP INC.:

    NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Oriental Financial Group Inc. (the "Corporation") will be held at Conference Room 9-A, McConnell Valdes offices, 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico, on October 21, 1997 at 10:00 a.m. for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect three directors to three-year terms expiring with the 2000 Annual Meeting or until their successors have been elected and qualified;

(2) To consider and approve the adoption of the Oriental Bank and Trust 1996 Incentive Stock Option Plan, which plan would, upon approval, reserve for issuance 630,000 shares of the Corporation's common stock, $1.00 par value per share, or approximately 8.0% of the Corporation's issued and outstanding common stock as of the voting record date of September 15, 1997 for issuance pursuant to the terms thereof;

(3) To ratify the appointment of Price Waterhouse as the Corporation's independent auditors for the year ending June 30, 1998; and

(4) To transact such other business as may properly come before the Annual Meeting or at any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management at present knows of no other business to be brought before the Annual Meeting.

    Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on September 15, 1997 are entitled to notice of and to vote at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                                 Jose E. Fernandez
                                                      Chairman

September 21, 1997
San Juan, Puerto Rico

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            ORIENTAL FINANCIAL GROUP INC.
                                    HATO REY TOWER
                                      SUITE 503
                               268 MUNOZ RIVERA AVENUE
                             HATO REY, PUERTO RICO 00918

                                   ---------------

                                   PROXY STATEMENT
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, OCTOBER 21, 1997


    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oriental Financial Group Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, October 21, 1997 (the "Annual Meeting") at 10:00 a.m. at Conference Room 9-A, McConnell Valdes offices, 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. The approximate date on which this Proxy Statement is expected to be mailed to stockholders is on or about September 21, 1997.

    Each proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by
(i) filing with the Secretary of the Corporation written notice thereof (addressed to: Secretary, Oriental Financial Group Inc., Hato Rey Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

    Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any business that may properly come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                               SOLICITATION OF PROXIES

    The cost of solicitation of proxies will be borne by the Corporation. The Corporation has retained the services of American Stock Transfer and Trust Company, which also acts as the Corporation's Transfer Agent, to assist the Corporation in the solicitation of proxies for this Annual Meeting. The fee to be paid to such proxy solicitation firm should not exceed $1,500, plus reimbursement of all out-of-pocket expenses. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Corporation's common stock, $1.00 par value per share (the "Common Stock"). In addition to solicitations by mail, directors, officers and employees of the

Corporation and the Corporation's subsidiaries may solicit proxies personally, by telephone or otherwise without additional compensation.

                              VOTING STOCK OUTSTANDING
                            AND VOTE REQUIRED FOR APPROVAL

    Only stockholders of record at the close of business on September 15, 1997 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 8,005,347 shares of Common Stock issued and outstanding (including 81,200 shares of Common Stock held by the Corporation as treasury shares), and the Corporation had no other class of equity securities outstanding. The total number of shares of Common Stock eligible to cast votes at the Annual Meeting is 7,924,147.

    The presence, either in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to Proposal 1: Election of Directors shall be taken by a plurality of the total votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation. Action with respect to Proposal 2: Adoption of Bank's 1996 Incentive Stock Option Plan shall be taken by the affirmative vote of a majority of the total votes of the shares eligible to be cast in person or by proxy at the Annual Meeting. Action with respect to Proposal 3:
Ratification of Appointment of Independent Auditors shall be taken by a majority of the total votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, as to Proposals 2 and 3 abstentions and broker non-votes will have the same effect as a vote against the proposals. Other than with respect to Proposal 1: Election of Directors in which shareholders of the Corporation have the right to cumulate votes as described below, each share of Common Stock shall be entitled to one vote for the other proposals to be considered at the Annual Meeting.

                          PROPOSAL 1:  ELECTION OF DIRECTORS

    The by-laws of the Corporation provide that the Corporation's Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. The number of directors as established by resolution of the Board of Directors is presently seven directors. The by-laws of the Corporation also provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

    Other than Mr. Jose E. Fernandez's employment agreement with Oriental Bank and Trust (the "Bank"), a wholly owned subsidiary of the Corporation, which requires the Board of Directors of the Corporation to nominate him for election as a director of the Corporation, there are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

    In order to have the classes of directors as nearly equal in number as possible, Messrs. Jose E. Fernandez, Efrain Archilla and Julian Inclan have been nominated as directors for three-year terms expiring in 2000.

    Unless otherwise directed, each proxy executed and returned by a stockholder will be distributed equally between the three nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees. See "Cumulative Voting in the Election of Directors" below.

    If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the

Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT SHAREHOLDERS VOTE
              "FOR" PROPOSAL 1 TO ELECT THE THREE NOMINEES NAMED HEREIN.

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

    Pursuant to the by-laws of the Corporation, holders of Common Stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each common stockholder to a number of votes equal to the number of shares of Common Stock held multiplied by the number of directors to be elected. A common stockholder may cast all or any number of such votes for one nominee or distribute them among any two or more nominees as the stockholder may deem fit. Thus, for example, for the election of the three directors being considered at this Annual Meeting, a stockholder owning 1,000 shares of Common Stock is entitled to 3,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute them as the stockholder may deem fit.

    In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the three nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the Common Stock beneficially owned, as of the Voting Record Date, by the only persons or entities known to the Corporation to be the beneficial owners of 5% or more of Common Stock.

                                     AMOUNT AND NATURE OF
NAME AND ADDRESS OF                 BENEFICIAL OWNERSHIP AS        PERCENT OF
 BENEFICIAL OWNER                   OF SEPTEMBER 15, 1997(1)      COMMON STOCK
-------------------                --------------------------     ------------
Jose E. Fernandez                        1,434,474(2)                18.1%
1717 Lilas San Francisco
San Juan, Puerto Rico 00927

Merrill Lynch & Co., Inc.                  501,600(3)                 6.3%
World Financial Center
North Tower
250 Vesey Street
New York, New York 10281

------------------------

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") and information furnished by the respective individuals and entities.

(2) The amount set forth in the table for Mr. Fernandez includes 42,750 shares that may be received upon the exercise of stock options. While Mr. Fernandez may be deemed to beneficially own the 42,750 shares subject to options that may be exercised within 60 days of the Voting Record Date for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the Bank's 1988 Stock Option Plan, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. See "Executive Compensation - 1988 Stock Option Plan". Also includes 4,189 shares owned by Mr. Fernandez's spouse and 750 shares owned by Mr. Fernandez's youngest son.

(3) Information obtained from the Form 11-A dated February 12, 1997. Merrill Lynch & Co., Inc. is the parent holding company of Merrill Lynch Group, Inc. ("Group"), which in turn is the parent holding company of Princeton Services, Inc. ("PSI"). PSI is the general partner of Merrill Lynch Asset Management, L.P. ("MLAM"), an investment adviser. MLAM may be deemed to be the beneficial owner of 501,600 shares of Common Stock as a result of acting as an investment advisor to several investment companies and private accounts. One investment company, Merrill Lynch Global Allocation Fund, Inc. ("Fund") is the beneficial owner of 441,600 shares. Merrill Lynch & Co., Inc., Group, PSI, MLAM and Fund all disclaim beneficial ownership of these shares in the Form 11-A dated February 12, 1997.

    The number of outstanding shares of Common Stock owned beneficially by each director and executive officer of the Corporation as of September 15, 1997 is as follows:


                                 AMOUNT AND NATURE OF
                                --------------------
NAME                            BENEFICIAL OWNERSHIP(1)      PERCENTAGE OF
----                           -----------------------       -------------
                               AS OF SEPTEMBER 15, 1997     COMMON STOCK(2)
                             --------------------------     ---------------
 DIRECTORS
 Dr. Pablo I. Altieri                       60,548                  --

 Efrain Archilla                             1,999                  --

 Jose E. Fernandez(3)                    1,434,474                18.1%
 Julian Inclan                              26,815                  --

 Diego Perdomo, CPA                        125,549                 1.6%
 Alberto Richa Angelini                     12,746                  --

 Emilio Rodriguez, Jr.                      42,295                  --

 EXECUTIVE OFFICERS
 Eli E. Diaz                                 7,531                  --

 Roberto Fernandez, CPA                     33,867                  --
 Jose Rafael Fernandez(4)                   14,560                  --

 George Joyner(5)                           10,409                  --

 Andres Morgado, CPA(6)                     47,430                  --
 Andres Muniz(7)                            11,660                  --

 Ricardo Ramos, CPA(8)                      50,344                  --
 Dennis Soto(9)                            130,647                 1.6%


(1) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject in the case of those directors who are married to the community property laws of the Commonwealth of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which he or she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with or as a participant in any transaction involving a change of control. Shares of Common Stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(2) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Common Stock of the Corporation.

(3) The amount set forth in the table for Mr. Fernandez includes 42,750 shares that may be received upon the exercise of stock options. While Mr. Fernandez may be deemed to beneficially own the 42,750 shares subject to options that may be exercised within 60 days of the Voting Record Date for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the Bank's 1988 Stock Option Plan, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. See "Executive Compensation - 1988 Stock Option Plan". Also includes 4,189 shares owned by Mr. Fernandez's spouse and 750 owned by his youngest son.

(4) The amount set forth in the table for Mr. Jose Rafael Fernandez includes options to purchase 2,850 additional shares of Common Stock that are exercisable within 60 days of the Voting Record Date.

(5) The amount set forth in the table for Mr. Joyner includes options to purchase 7,999 additional shares of Common Stock that are exercisable within 60 days of the Voting Record Date.

(6) The amount set forth in the table for Mr. Morgado includes options to purchase 270 additional shares of Common Stock that are exercisable within 60 days of the Voting Record Date.

(7) The amount set forth in the table for Mr. Muniz includes options to purchase 600 additional shares of Common Stock that are exercisable within 60 days of the Voting Record Date.

(8) The amount set forth in the table for Mr. Ramos includes options to purchase 1,500 additional shares of Common Stock that are exercisable within 60 days of the Voting Record Date.

(9) The amount set forth in the table for Mr. Soto includes options to purchase 3,173 additional shares of common stock of the Corporation that are exercisable within 60 days of the Voting Record Date.


    As of the Voting Record Date, all directors, nominees for director and executive officers of the Corporation as a group (15 persons) beneficially owned 1,951,732 shares or approximately 24.6% of the outstanding Common Stock, excluding outstanding stock options. If Mr. Fernandez purchased all 42,750 shares subject to outstanding options and the executive officers exercised their options to purchase 16,392 shares of Common Stock, which options may be exercised within 60 days of the Voting Record Date, the directors, nominees for directors and officers as a group would beneficially own 2,010,874 shares or approximately 25.2% of the then issued and outstanding Common Stock.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

    Set forth below is certain information with respect to each nominee and director whose term continues.

NOMINEES FOR TERM THAT EXPIRES IN 2000

    JOSE E. FERNANDEZ (Age 54)----Director since 1988 (including terms as Director of the Bank). Chairman of the Board of the Bank since December 1, 1988 and President and Chief Executive Officer of the Bank since September 1, 1988 and Chairman of the Board and President and Chief Executive Officer of the Corporation since June 1996. He was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated and Senior Vice President of Drexel Burnham Lambert Incorporated in San Juan, Puerto Rico from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernandez also serves as member of the Board of Trustees and the International Advisory Council of the University of Notre Dame. He also serves as a member of the Board of Trustees of Sacred Heart University in San Juan, Puerto Rico.

    EFRAIN ARCHILLA (Age 44)----Director since 1991 (including terms as Director of the Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 in Naguabo and Fajardo, Puerto Rico since 1993, and President of Eastern Pagecom Systems, Inc. in Humacao, Puerto Rico since 1989. He is an Operations Consultant of WALO-AM Radio Oriental, Inc. and Ochoa Broadcasting Corp. since 1993, and was General Manager of WALO Radio Station from 1973 to 1994 and Vice President and Treasurer of Ochoa Broadcasting Corp. from September 1975 to 1994. He also serves as President of the Eastern Region Arts and Culture Foundation since September 1992 and served as President for 1995 of the Humacao Rotary Club. He has also served as President of the Humacao Chapter of the Puerto Rico Chamber of Commerce since 1992. All of the above enterprises are located in Humacao, Puerto Rico (except as noted).

    JULIAN INCLAN (Age 49)----Director since 1995 (including terms as Director of the Bank). President of American Paper Corporation (distributor of fine papers, office supplies and graphic art supplies) in San Juan, Puerto Rico since September 1994. He has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclan Realty (a real estate development company) in San Juan, Puerto Rico since 1991. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive) in San Juan, Puerto Rico since 1989, and from 1978 to 1982 he served as Vice President and General Manager of St. Regis Paper and Bag, a division of Puerto Rican Cement Co., Inc. (a publicly traded company), in San Juan, Puerto Rico.

DIRECTORS WHOSE TERM EXPIRES IN 1998

    EMILIO RODRIGUEZ, JR. (Age 49)----Director since 1992 (including terms as Director of the Bank). President of Almacenes Rodriguez, Inc. in Santurce, Puerto Rico since May 1973. He has also served as Secretary of the Board of Directors of E&C Computers, Inc. in San Juan, Puerto Rico since 1982.

    ALBERTO RICHA ANGELINI (Age 57)----Director since 1990 (including terms as Director of the Bank). He has been working as a consulting engineer for Resort Builders, S.E. (a construction company) in Isla Verde, Puerto Rico since February 1996. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc. in San Juan, Puerto Rico from April 1990 to February 1996, and as Executive Vice President - Administration of the same company from 1984 to April 1990. He is a member of the Board of Directors and past President of the Associated General Contractors of America, Puerto Rico Chapter.

DIRECTORS WHOSE TERM EXPIRES IN 1999

    DR. PABLO I. ALTIERI (Age 53)----Director since 1990 (including terms as Director of the Bank). He is a cardiologist with a private practice in Humacao, Puerto Rico for more than the past five years. He is presently a professor at the University of Puerto Rico Medical School. He is also a member of the Board of Directors of Corporacion para el Desarrollo Tecnologico de Recursos Tropicales de Puerto Rico (charitable organization) located in San Juan, Puerto Rico and a member of the Board of Directors of Casa Roig Foundation (charitable organization) located in Humacao, Puerto Rico.

    DIEGO PERDOMO, CPA (Age 63)----Director since 1996 (including terms as Director of the Bank). He is a public accountant and has been a partner of Diego Perdomo & Company (a public accounting firm) since 1968.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following information is supplied with respect to executive officers of the Corporation who do not serve on the Corporation's Board of Directors. There are no arrangements or understandings pursuant to which any of the executive officers was selected as an officer, and no executive officer is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

    ELI E. DIAZ (AGE 51)--Senior Vice President of the Corporation since June 1996. Senior Vice President of Branch Administration and Consumer Loans of the Bank since May 1995. He was Vice President of Branch Administration and Consumer Loans of the Bank from May 1993 to May 1995. Previously was a private consultant to financial enterprises from March 1988 to May 1993 and President and Chairman of the Board of Pioneer Finance Corporation, San Juan, Puerto Rico from July 1987 to 1992; Senior Vice President of Caguas Central Federal Savings, San Juan, Puerto Rico, from March 1985 to February 1988; Vice President of Citicorp Acceptance Corporation in Los

    Angeles, California from October 1982 to February 1985, and Vice President of Citibank N.A., San Juan, Puerto Rico, from April 1979 to October 1982.

    ROBERTO FERNANDEZ, CPA (AGE 35)--Senior Vice President of the Corporation since June 1996. Senior Vice President of Loan Administration of the Bank since May 1995. He was Vice President of Loan Administration and Servicing of the Bank from November 1992 to May 1995; Vice President of Banking Operations of the Bank from May 1992 to November 1992; and Vice President and Comptroller of the Bank from March 1989 to August 1992. Previously was Manager Financial Consulting of Arthur Andersen & Co., San Juan, Puerto Rico from April 1988 to March 1989; Vice President, Comptroller and Compliance Officer of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico from April 1985 to April 1988; and Auditor, Arthur Andersen & Co., San Juan, Puerto Rico from December 1982 to April 1985.

    JOSE RAFAEL FERNANDEZ (AGE 34) - Senior Vice President of the Corporation since February 1997. Senior Vice President and Principal of Oriental Financial Services Corp., the Bank's brokerage subsidiary, since February 1997. He was Vice President of Sales and Marketing of Oriental Finance Services Corp. from 1993 to February 1997. He joined the Bank in 1991 as Assistant Vice President of the Treasury Department and during 1992 was in charge of the Bank's sales and marketing efforts for the Individual Retirement Account Products. Before joining the Bank in 1991, he worked in New York and Buenos Aires, Argentina for the investment department of The Chase Manhattan Bank.

    GEORGE JOYNER (AGE 40)--Senior Vice President of the Corporation since June 1996. Senior Vice President of Mortgage and Leasing of the Bank since May 1995. He was Vice President of Mortgage Operations of the Bank from July 1994 to May 1995. Previously he was the President of Santander Mortgage Corporation, San Juan, Puerto Rico, from 1992 to July 1994; Vice President of Citibank, N.A. in the areas of structured and corporate finance from 1989 to 1992; and First Vice President of the Corporate and Municipal Finance Group at Drexel Burnham Lambert Puerto Rico, Inc. before that.

    ANDRES MORGADO, CPA (AGE 38)--Senior Vice President of the Corporation since June 1996. Senior Vice President and Trust Officer of the Bank since May 1995. He was Vice President and Trust Officer of the Bank from February 1990 to May 1995. Previously was Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc., San Juan, Puerto Rico from June 1988 to February 1990; Vice President Investments of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico from April 1987 to June 1988; and Tax Manager, Deloitte & Touche (formerly Deloitte, Haskins & Sells), San Juan, Puerto Rico, from 1979 to April 1987.

    ANDRES MUNIZ, (AGE 41) - Senior Vice President of the Corporation since February 1997. Senior Vice President of Communications of the Bank since February 1997. He was Vice President of Marketing of the Bank from 1993 to January 1997. Before joining the Bank in 1993, he was Senior Account Executive at De La Cruz and Associates (an advertising firm) in San Juan, Puerto Rico from 1988 to 1993; Account Executive at Merced, Benitez and Machin (an advertising firm) in San Juan, Puerto Rico from 1987 to 1988; Marketing Manager at Caribbean Restaurants (local Burger King franchisee) in San Juan, Puerto Rico from 1985 to 1987; and Promotion Manager at Colgate Palmolive in San Juan, Puerto Rico from 1982 to 1985.

    RICARDO RAMOS, CPA (AGE 40)--Senior Vice President of the Corporation since June 1996. Senior Vice President of Finance of the Bank since May 1995.
    He was Vice President of Investments of the Bank from August 1992 to May 1995. Previously was Vice President of Citibank, N.A. from April 1991 to July 1992; Senior Vice President of Lehman Brothers Puerto Rico, Inc. in San Juan, Puerto Rico from October 1990 to March 1991; and Senior Vice President of Drexel Burnham Lambert Puerto Rico, Inc. in San Juan, Puerto Rico from September 1985 to September 1990.

    DENNIS SOTO, (AGE 60)--Senior Vice President of the Corporation since June 1996. Senior Vice President of the Bank since July 1995. He was Vice President of the Bank and Regional Manager (Western Region) from September 1992 to June 1995. He was Vice President-Investments of the Bank from February 1990 to August 1992 and Vice President-Branch Administration of the Bank from January 1989 to January 1990. He was a private financial consultant from September 1988 to January 1989 and Senior Vice President-936 Trader of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico from May 1982 to May 1988.

                            BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Corporation held 6 meetings during the fiscal year ended June 30, 1997. The Board of Directors of the Bank held 13 meetings during the fiscal year ended June 30, 1997. The Corporation and the Bank have a standing audit committee and the Bank has standing compensation, credit, management information system steering (MIS), trust and real estate committees as described below. During fiscal year 1997, directors received a fee of $800 for each Board of Directors meeting attended and $250 for each committee meeting attended. Only directors who are not officers of the Corporation or the Bank receive fees for attendance at Board of Directors meetings or committee meetings. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors of the Corporation and the Bank held during fiscal year 1997 and the total number of meetings held by all committees of the Board of Directors on which he served during the year.

    The Audit Committee reviews the reports of the Corporation's and Bank's independent auditors, the internal audit procedures and internal data processing controls. The members of the Audit Committee are Messrs. Diego Perdomo, Alberto Richa Angelini, Efrain Archilla and Juan Ramon Calderon. Mr. Calderon is Internal Audit Manager of the Bank. The Audit Committee met 4 times during the fiscal year ended June 30, 1997.

    The Compensation Committee reviews and evaluates on a yearly basis the salary increases and bonuses of all of the Bank's executive officers and makes recommendations to the Bank's Board of Directors. The Compensation Committee also administers the 1988 Stock Option Plan and the 1996 Stock Option Plan and is given absolute discretion under the plans to select the persons to whom options will be granted and to determine the number of shares subject to each option. The members of the Compensation Committee are Messrs. Alberto Richa Angelini, Emilio Rodriguez and Julian Inclan. The Compensation Committee met one time during the fiscal year ended June 30, 1997.

    The Credit Committee establishes the credit policies of the Bank and reviews all applications for consumer non-mortgage loans in excess of $25,000, first mortgage loans in excess of $250,000, second mortgage loans in excess of $50,000, leases and financing of insurance premiums in excess of $50,000, auto leases up to $75,000, equipment leases up to $50,000 and all commercial loans. Loans in excess of $500,000 must also be approved by the full Board of Directors. The committee also considers all unsecured loan applications submitted by directors, officers and employees of the Bank up to $20,000. Those loan applications in excess of $20,000 are presented to the full Board of Directors with a recommendation of the Credit Committee. The members of the Credit Committee, are Messrs. Jose E. Fernandez, George Joyner, Juan D. Berrios, Juan Agosto Alicea and Ildefonso Rodriguez. Mr. George Joyner is a Senior Vice President of the Bank, Mr. Juan D. Berrios is a Vice President of the Bank, Mr. Juan Agosto Alicea is a consultant for the Bank and Mr. Ildefonso Rodriguez is a Manager of the Bank. The Credit Committee met 31 times during the fiscal year ended June 30, 1997.

    The Real Estate Committee reviews and establishes policies of the Bank regarding investment in real estate, including real estate acquired pursuant to foreclosure. The members of the Real Estate Committee are Mr. Richa Angelini, Mr. Julio Garcia, Facilities Manager of the Bank, and Mr. Fernando Agrait, who is a consultant for the Bank. The Real Estate Committee met 29 times during the fiscal year ended June 30, 1997.

    The Trust Committee reviews and approves the activities of the Bank's Trust Department. The Trust Committee also reviews internal controls and audit reports of trust operations. The members of the Trust

Committee are Messrs. Jose E. Fernandez, Pablo Altieri, Emilio Rodriguez, Jr., Ricardo Muniz, Jose Rafael Fernandez, Andres Morgado, Ruben Rodriguez, Robert Van Kirk, and Ms. Angeles Torres-Sanchez. Messrs. Andres Morgado is a Senior Vice President of the Bank, Mr. Jose Rafael Fernandez is a Senior Vice President of the Bank, Mr. Ruben Rodriguez is Trust Operations Manager of the Bank, and Ms. Angeles Torres-Sanchez is an Assistant Trust Officer of the Bank. Mr. Ricardo Muniz is a Partner at the Law Firm Axtmayer, Adsuar, Muniz & Goyco and Mr. Robert Van Kirk is Of Counsel at the Law Firm McConnell Valdes. The Trust Committee met 10 times during fiscal year ended June 30, 1997.

    The Board does not have a standing nominating committee. Nominations are made by the Board of Directors. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Article I, Section 13 of the Corporation's Bylaws provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Corporation in writing at least five days prior to the Annual Meeting. The Corporation is not required to include nominations of stockholders in its Proxy Statement; however, if such a nomination is properly made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee or nominees.


EXECUTIVE COMPENSATION

    The summary compensation table set forth below discloses compensation for the Corporation's President and Chief Executive Officer and the four most highly paid executive officers of the Corporation or its subsidiaries who worked with the Corporation or such subsidiaries, during any period of the fiscal year ended June 30, 1997 (the "named executive officers").

                              SUMMARY COMPENSATION TABLE


  NAME AND                                                       OTHER ANNUAL
  PRINCIPAL POSITION      YEAR      SALARY ($)     BONUS ($)   COMPENSATION ($)*
--------------------------------------------------------------------------------

 Jose E. Fernandez        1997       290,000        320,000        34,000
 President and Chief      1996       275,000        320,000        30,000
 Executive Officer        1995       237,500        280,000        30,000


 Ricardo Ramos            1997        93,000         90,000        30,000
 Senior Vice              1996        88,500         85,000        30,000
 President                1995        83,500         75,000        30,000
 Finance and
 Administration

 George Joyner            1997        93,000         90,000        30,000
 Senior Vice              1996        87,000         85,000        30,000
 President                1995        83,000         60,000        30,000
 Mortgage and Leasing

 Eli E. Diaz              1997        84,000         85,000        28,000
 Senior Vice              1996        84,000         65,000        28,000
 President                1995        82,000         45,000        24,000
 Branch
 Administration and
 Consumer Loans

 Roberto Fernandez        1997        81,000         87,000        26,000
 Senior Vice              1996        77,250         82,000        26,000
 President                1995        73,500         70,000        24,000
 Loan Administration

--------------------

*  Consists of a car allowance.

1988 STOCK OPTION PLAN

    As a performance incentive and to encourage ownership of its common stock (or that of the Corporation), the Board of Directors of the Bank adopted the 1988 Stock Option Plan (the "1988 Plan") for the benefit of officers, directors and other selected key employees of the Bank who are deemed to be responsible for the future growth of the Bank. The 1988 Plan was adopted by the Board of Directors of the Bank in order to enable the Bank to take advantage of tax benefits conferred by new tax legislation in Puerto Rico. The Corporation's previous program was adopted prior to the enactment of such legislation. The stockholders of the Bank approved the 1988 Plan at the 1988 Annual Meeting of Stockholders.

    Two kinds of options, evidenced by two plans, are contained in the 1988
Plan and are available for grant: (i) qualified stock options (Part I) that are intended to qualify as "qualified options" under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, and if specifically so designated, as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended, and (ii) compensatory stock options (Part II). The 1988 Plan is administered by the Bank's Compensation Committee (the "Plan Administrators"), who are given absolute discretion under the Plan to select the persons to whom options will be granted and to determine the number of shares subject to each option. As of June 30, 1997, 38 key employees, including executive officers, were eligible to participate in the 1988 Plan. The 1988 Plan was to remain in effect for 10 years unless sooner terminated in accordance with the provisions of the 1988 Plan. In connection with its adoption of the Bank's 1996 Incentive Stock Option Plan, which plan is described in more detail below under "Proposal 2-Adoption of Bank's 1996 Incentive Stock Option Plan," the Bank's Board of Directors has terminated the Bank's 1988 Plan and no additional options will be granted thereunder. Such termination does not alter or impair the rights or obligations of employees holding outstanding options granted under the 1988 Plan prior to its termination.

    The option price per share for both qualified and compensatory stock options granted under the 1988 Plan may not be less than the fair market value of the Common Stock on the date of the grant; provided, however, that if any employee owns on the date an option is granted more than 10% of the combined voting power of all classes of stock of the Corporation, the purchase price for shares acquired pursuant to the exercise of the option shall not be less than 110% of the fair market value of the Common Stock on the date the option is granted. No option may be exercised after 10 years from the date of grant and all options are immediately exercisable upon a change of control of the Corporation. Under the terms of the 1988 Plan, the aggregate fair market value (determined as of the time of the grant) of stock for which any employee may exercise stock options for the first time in any calendar year under all incentive and qualified stock option plans of the Corporation cannot exceed $100,000.

    No stock options were granted to any of the Corporation's named executive officers (or to any other officer or employee of the Corporation or the Bank) under the 1988 Plan. As described in more detail below under "Proposal 2-Adoption of Bank's 1996 Incentive Stock Option Plan," stock options have been granted to a number of Bank employees (including the Corporation's named executive officers) under the Bank's 1996 Incentive Stock Option Plan, which stock options are contingent on approval of such plan by the Corporation's stockholders in this Annual Meeting.

    The table below provides additional information regarding option exercises and unexercised option holdings for the Corporation's named executive officers.

                           AGGREGATED OPTIONS/SAR EXERCISES
                               IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTIONS/SAR VALUES


                                                                                 NUMBER OF           UNEXERCISED
                                                                                UNEXERCISED         IN-THE-MONEY
                                                                              OPTIONS/SAR'S AT     OPTIONS/SAR'S AT
                                                                              FISCAL YEAR END      FISCAL YEAR END

                                SHARES ACQUIRED                                 EXERCISABLE/         EXERCISABLE/
 NAME                           ON EXERCISE (#)      VALUE REALIZED ($)       UNEXERCISABLE (#)     UNEXERCISABLE ($)
---------------------------------------------------------------------------------------------------------------------
 Eli E. Diaz                        7,500                 122,813                 8,400/              180,300/
                                                                                   9,600               193,200

 Jose E. Fernandez                 28,181                 412,738                42,750/              886,635/
                                                                                 200,250             4,021,942

 Roberto Fernandez                  3,472                  64,516                 3,137/               70,891/
                                                                                   4,834                94,110


 George Joyner                        0                       0                   5,800/               99,847/
                                                                                  23,199               399,387

 Ricardo Ramos                     16,285                266,1971                11,145/              268,885/
                                                                                   9,215               190,003


EMPLOYMENT AGREEMENTS

    In September 1996, the Bank and Mr. Jose E. Fernandez entered into a new employment agreement for a term of three years. The employment agreement provides for an increase in salary to $290,000 for fiscal year 1997, and further increases to $310,000 for fiscal year 1998 and to $325,000 for fiscal year 1999, and an annual automobile and expense allowance of $34,000. The employment agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernandez as a director at any election of directors in which his term as a director will expire. The employment agreement also provides that the Bank grant to Mr. Fernandez options to purchase 30,000 shares of common stock. The stock options may be exercised by Mr. Fernandez during a period commencing on the first anniversary and ending on the tenth anniversary of the employment agreement. Notwithstanding the above limitations, the stock options will become immediately exercisable if Mr. Fernandez dies or is disabled or if there occurs a "change of control" of the Bank.

    The employment agreement is terminable by the Bank for just cause at any time. The employment agreement also provides for severance payments and other benefits if there occurs a "change of control" of the Bank or in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined therein. The term "change in control" is defined to include any of the following: (1) a change in control as defined in 12 U.S.C.
Section 1817(j) and 12 C.F.R. Section 303.4, or (2) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; or (3) during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

    The employment agreement also provides that Mr. Fernandez may terminate his employment for "good reason." Good reason includes (i) failure by the Bank to comply with any material provision of the employment agreement, which failure has not been cured within 10 days after notice thereof has been given by Mr. Fernandez to the Bank and (ii) any purported termination of Mr. Fernandez's employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

    If Mr. Fernandez is terminated other than for just cause and in connection with or within two years of a change in control, the severance payments from the Bank would be equal to: (1) the aggregate annual compensation paid or payable to Mr. Fernandez (includes salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by (2) 3.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernandez terminated his employment for good reason, the severance payments from the Bank would be equal to: (1) the aggregate annual compensation paid or payable to Mr. Fernandez (includes salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by (2) 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernandez had been terminated for other than just cause as of June 30, 1997, he would have been entitled to a severance payment of approximately $1,932,000. If Mr. Fernandez had terminated his employment for good reason as of June 30, 1997, he would have been entitled to a severance payment of approximately $1,288,000. The employment agreement does not contain any provision restricting Mr. Fernandez's right to compete against the Bank upon termination of employment.


401K PLAN

    Effective during fiscal 1995 the Bank merged the Oriental Bank and Trust Defined Benefit Pension Plan (the "Pension Plan") into the Oriental Bank and Trust Cash or Deferred Arrangement Profit Sharing Plan (the "401K Plan"), which was adopted during fiscal 1992. Because of the merger and in accordance with ERISA requirements, the Pension Plan participants were one hundred percent (100%) vested with respect to their accrued benefits. An actuarial valuation was made of the assets of the Pension Plan together with an actuarial determination of the vested benefits of each of the Pension Plan participants at that time.

    The Pension Plan participants were given the option to either receive a distribution of the value of their vested benefits or to rollover or transfer the value of their vested benefit to an individual account under the 401K Plan. The 401K Plan was amended to cover the Pension Plan participants and to accept rollovers or transfers of the vested benefits of the Pension Plan participants.

    The 401K Plan covers all employees of the Bank. Contributions made through payroll deductions not in excess of 10% of annual base salary or $7,500, whichever is less, may be accumulated per year as before-tax savings. The Bank contributes 80 cents for each dollar contributed by an employee up to $832. The Bank's matching contribution is invested in the Corporation's Common Stock. The 401K Plan became effective on January 1, 1992. During fiscal 1997 the Bank contributed to the 401K Plan 4,312 shares of Common Stock valued at $122,000 at the time of the contribution.

CERTAIN TRANSACTIONS

    On July 1, 1995, Mr. Jose E. Fernandez leased an automobile from the Bank pursuant to the terms of an open-end lease. The automobile subject to the lease is valued at $33,140. The lease provides for monthly payments of $847, has a stated residual value of $9,900 and an implied interest rate of 12.06%. On March 4, 1997, Mr. Jose E. Fernandez leased an automobile from the Bank pursuant to a closed-end lease. The automobile subject to the lease is valued at $31,000. The lease provides for monthly payments of $943, has a stated residual of $17,400 and an implied interest rate of 11.95%. Management believes that the leases were made on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons.

    During fiscal year 1997 the Bank engaged the legal services of the law firm of McConnell Valdes of which Mr. Carlos O. Souffront, Secretary of the Board of Directors of the Corporation and the Bank, is a partner.

The amount of fees paid to McConnell Valdes did not exceed 5% of the law firm's revenues for its last fiscal year.

    Certain transactions, involving loans and deposits were transacted during the year ended June 30, 1997 between the Bank and certain directors and executive officers of the Corporation and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of uncollectability or present other unfavorable features. At present none of the loans to executive officers or directors of the Corporation and persons related to or affiliated with such persons is non-performing.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Bank evaluates the performance of management, reviews the compensation levels of members of management and evaluates and reviews all aspects of compensation for the Bank's executive officers.

    In evaluating the performance and compensation of all of the executive officers, the Compensation Committee of the Board of Directors of the Bank reviews available peer group information for comparable financial institutions in Puerto Rico and the United States and assesses the performance in accordance with the overall attainment of the Bank's goals for such fiscal year, which are set forth in the Bank's three-year business plan that is updated and approved by the Bank's Board of Directors every fiscal year.

    Mr. Jose E. Fernandez, who serves as President, Chief Executive Officer and Chairman of the Board of the Corporation and the Bank, negotiated the terms of his employment agreement with the Bank at arm's length with the Board of Directors. The current terms of Mr. Fernandez's employment, including his compensation arrangements, are described elsewhere in this Proxy Statement under "Executive Compensation-Employment Agreement". Mr. Fernandez compensation under his employment agreement was determined under comparable terms with the compensation policy described above which takes into consideration the achievement of the Bank's goals and available peer group information.
                                       Submitted by the Compensation Committee:

                                       Julian Inclan
                                       Alberto Richa Angelini
                                       Emilio Rodriguez

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee has served as an officer or employee of the Corporation or of a subsidiary of the Corporation.

PERFORMANCE GRAPH

    The stock performance graph below compares the cumulative total shareholder return of the Corporation's Common Stock from June 30, 1992 to June 30, 1997 with the cumulative total return of the S & P 500 Market Index and the S & P Financial Index. The S & P 500 Market Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. The S & P Financial Index is an index which includes a wide array of financial institutions (or financial institution holding companies) comparable to the Corporation:


[The graph included in the definitive proxy statement comparatively shows the value of $100 invested on June 30, 1992 in the stock of the Corporation or an index, including the reinvestment of dividends, as of fiscal years ending on June 30. The numbers shown in graph are as follows:

              Oriental Financial        S&P 500          S&P Financial

6/30/92               100                 100                 100

6/30/93               202                 114                 130

6/30/94               342                 115                 131

6/30/95               363                 145                 158

6/30/96               466                 183                 211

6/30/97               853                 247                 321]

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Corporation is required to identify any director, executive officer or person who owns more than ten percent of the Common Stock who failed to timely file with the Securities and Exchange Commission (or with the Federal Deposit Insurance Corporation with respect to period of time prior to the effective date of the holding company reorganization) a required report under Section 16(a) of the Securities Exchange Act of 1934. Based solely on the review of such forms furnished to the Corporation, or written representations from its executive officers and directors, the Corporation believes that during and with respect to, fiscal year 1997, the Corporation's directors, executive officers and persons who own more than ten percent of the Common Stock complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act, other than one report, covering one transaction, which was filed late by Mr. Eli E. Diaz.


                PROPOSAL 2: ADOPTION OF BANK'S 1996 STOCK OPTION PLAN

GENERAL

    The Board of Directors of the Bank adopted on November 25, 1996 the Oriental Bank and Trust 1996 Incentive Stock Option Plan, as subsequently amended (the "1996 Plan"), which is designed to help attract and retain qualified selected officers and other key personnel of the Bank and any parent or subsidiary thereof and provide such officers and key personnel with an additional incentive to contribute to the success of the Bank. The 1996 Plan provides for the grant of stock options to officers, directors and other full-time, key employees of the Bank or any parent or subsidiary thereof. The 1996 Plan shall become effective upon its approval by the majority of the total votes eligible to be cast at this Annual Meeting by the stockholders of the Corporation. Stockholder approval of the 1996 Plan will satisfy certain New York Stock Exchange market listing and Puerto Rico tax requirements.

    An aggregate of 630,000 shares of Common Stock has been reserved for future issuance under the 1996 Plan pursuant to the exercise of stock options, subject to modification or adjustment to reflect changes in the Corporation's capitalization as, for example, in the case of a merger, consolidation, reorganization, stock dividend or stock split. The 1996 Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Bank's Board of Directors unless sooner terminated in accordance with the provisions of the 1996 Plan. No options may be granted after the date of termination of the 1996 Plan, but such termination will not affect the rights or obligations of persons holding options granted under the 1996 Plan prior to its termination.

    The 1996 Plan is being administered by the Bank's Compensation Committee (the "1996 Plan Administrators"), which is a committee of three members of the Bank's Board of Directors, none of the members of which is an officer or full-time employee of the Bank. The Plan Administrators are given absolute discretion under the 1996 Plan to, among other things, select the persons to whom options shall be granted and to determine the number of shares subject to each option and determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise of the options shall be subject. As is described in more detail below under "Options Granted," in the case of those options granted to date under the 1996 Plan, the Plan Administrators established as a restriction to the vesting of such options that the Bank must have a certain minimum amount of "consolidated net income" ($25,000,000) for the fiscal year ending June 30, 1999. Two kinds of options, evidenced by two separate plans, are contained in the 1996 Plan and are available for grants: (i) qualified incentive options (Part I), and (ii) compensatory incentive options (Part II).

DESCRIPTION OF THE 1996 PLAN

    The following description of the 1996 Plan is a summary of its terms and is qualified in its entirety by reference to the 1996 Plan, a copy of which is attached hereto as APPENDIX A.

    STOCK OPTIONS. One or more options may be granted under the 1996 Plan to any eligible person provided that in any calendar year the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which qualified incentive options are exercisable for the first time by an eligible person during any calendar year may not exceed $100,000. Options subject to the foregoing limitation are being granted pursuant to Part I of the 1996 Plan and are intended to constitute "qualified incentive options" under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code"). Additional non-qualified options, which are not subject to the foregoing limitation, may be granted under Part II of the Plan and such options constitute "compensatory incentive options."

    All options granted under the 1996 Plan and all rights thereunder expire on the date determined by the Plan Administrators at the time of the grant, but in no event shall options granted expire later than ten (10) years from the date of
the grant.   All options granted under the 1996 Plan shall become vested and exercisable at the rate determined by the Plan Administrators when making an award.

    The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "qualified incentive option" granted under
Part I of the 1996 Plan shall not be less than the fair market value of the
shares of Common Stock on the date of the grant of the option.   The purchase
price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "compensatory incentive option" granted under Part II of the 1996 Plan shall be as determined by the Plan Administrators at the time of the grant. Each option granted under the 1996 Plan shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative
as determined by the Plan Administrators.   Payment for shares purchased upon
the exercise of options under the 1996 Plan must be made in full at the time of exercise and may be made either in cash, by certified or cashier's check or, if permitted by the Board of Directors, shares of Common Stock, or by a combination of cash, check or shares of Common Stock; provided, that the form(s) of payment allowed to the optionee shall be established by the Plan Administrators when the option is granted.

    Each stock option shall be exercisable at any time on or after it vests in accordance with the terms thereof and is exercisable until its expiration or the time when the optionee ceases to be a director or employee of the Bank or any parent or subsidiary thereof; provided that the Plan Administrators may, at the time an option is granted, in their discretion, allow such option to be exercised (if it had vested) up to three months following the date of cessation as director or employee of the Bank or any parent or subsidiary thereof. If an optionee becomes disabled while employed by (or as a director of) the Bank or any parent or subsidiary thereof, the Plan Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable at the time of cessation as director or employee of the Bank or any parent or subsidiary thereof, at any time within one year after the date of cessation due to disability. If an optionee dies while employed by (or as a director of) the Bank or any parent or subsidiary thereof, such option shall expire within one year after the date of death unless it expires sooner by its terms. During such year or shorter period, such option may be exercised by the person or persons to whom the optionee's rights under the option shall pass by will or the laws of descent, but only if the option was vested at the time of death. In the event of the disposition of substantially all of the assets or stock of the Bank or in the event of certain "changes in control" of the Bank, all options granted under the 1996 Plan shall become immediately exercisable notwithstanding any existing installment limitation.

    Options granted under the 1996 Plan may not be sold, pledged, assigned or transferred by the optionee in any manner other than by will or the laws of descent and may be exercised during the lifetime of an optionee only by such person.

    AMENDMENTS. The Plan Administrators may at any time amend or otherwise revise the terms of the 1996 Plan, including the form and substance of the options to be granted thereunder; provided, that no amendment or revision shall
(i) increase the number of the maximum aggregate number of shares to be sold pursuant to options exercised under the 1996 Plan, (ii) change the minimum purchase price for shares to be sold upon the exercise of options granted under
Part I of the 1996 Plan; (iii) increase the maximum term established under the 1996 Plan for any option; and (iv) permit the granting of an option to any person other than as provided in the 1996 Plan.

    TAX CONSEQUENCES. A recipient of a "qualified incentive option" within the meaning of Section 1046 of the Puerto Rico Code (options granted pursuant to Part I of the 1996 Plan are intended to qualify as such) does not recognize income at the time of the grant of an option, provided that the market value of the stock at the time of the grant does not exceed the option price. In addition, no income is recognized at the time a "qualified incentive option" is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a "qualified incentive option," the optionee may have taxable gain or loss, measured by the difference between the amount realized on the disposition of such shares and his or her tax basis in such shares. Tax basis will, in general, be the amount paid for the shares by the optionee. The Bank will not be entitled to a business expense deduction in respect of the grant of the option or the exercise thereof.

    With respect to the "compensatory incentive options" granted under Part II of the Plan, the difference between the fair market value of the stock on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Bank will be entitled to a deduction in the amount of income recognized by the optionee. Upon a subsequent disposition of the stock, the difference between the amount received by the optionee and the fair market value on the option exercise date will be treated as long-term or short-term capital gain or loss, depending on whether the shares were held for six months or more.

    The above description of tax consequences under Puerto Rico law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations and their application may vary in individual circumstances.

    ACCOUNTING TREATMENT. Neither the grant nor the exercise of a "qualified incentive option" or a "compensatory incentive option" under the 1996 Plan currently requires any charge against earnings under generally accepted accounting principles. In certain circumstances, shares issuable pursuant to outstanding options under the 1996 Plan might be considered outstanding for purposes of calculating earnings per share.

    OPTIONS GRANTED. The Plan Administrators, upon the adoption of the 1996 Plan by the Bank's Board of Directors and in accordance with the terms of 1996 Plan, granted during fiscal year 1997 a total of 211,000 options to a total of 75 officers and other employees of the Bank. Said options are contingent upon approval of the 1996 Plan by the Corporation's stockholders at this Annual Meeting and may not be exercised prior to such approval. Said options will be exercisable only if the Bank's "consolidated net income" for the fiscal year ending on June 30, 1999 equals or exceeds $25,000,000. "Consolidated net income" means the Bank's consolidated net income after income taxes, as shown on the Bank's audited financial statements for the fiscal year in question. Said requirement may be waived by the Plan Administrators in their sole discretion, but only if the Bank's "consolidated net income" for the previously stated fiscal year equals at least 90% of the stated minimum amount. In addition, the options become exercisable in installments commencing on January 2, 2000.

    The table below provides information regarding the options granted to the Bank's named executive officers during the fiscal year ended June 30, 1997 under the 1996 Plan:

                                         PERCENT OF TOTAL                                        POTENTIAL REALIZABLE VALUES
                           OPTIONS        OPTIONS GRANTED     BASE           EXPIRATION           AT ASSUMED ANNUAL RATES OF
          NAME             GRANTED           EMPLOYEES        PRICE             DATE                STOCK APPRECIATION OF:
          ----             -------           ---------        -----             ----                ----------------------
                                                                                                5%                          10%
 Eli E. Diaz                8,000              3.8%           $18.50          Nov. 2006     $93,040                     $ 235,840
 Roberto Fernandez          8,000              3.8%           $18.50          Nov. 2006      93,040                       235,840
 George Joyner              8,000              3.8%           $18.50          Nov. 2006      93,040                       235,840
 Ricardo Ramos              6,000              2.8%           $18.50          Nov. 2006      69,780                       176,880

                 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                       THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

           PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Corporation has appointed Price Waterhouse as independent auditors of the Corporation for the fiscal year ending June 30, 1998, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Corporation has been advised by Price Waterhouse that neither that firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

    Price Waterhouse will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                       THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

                                STOCKHOLDER PROPOSALS

    Stockholder's proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be set forth in writing and received by the Secretary of the Corporation, at its principal executive offices located at Hato Rey Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, no later than May 25, 1998 for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to the 1998 Annual Meeting of Stockholders.

                                    ANNUAL REPORTS

    A copy of the Corporation's Annual Report to Stockholders for the year ended June 30, 1997 accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials.

    UPON RECEIPT OF A WRITTEN REQUEST, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO ANDRES MUNIZ, ORIENTAL FINANCIAL GROUP INC., HATO REY TOWER, SUITE 503, 268 MUNOZ RIVERA AVENUE, HATO REY, PUERTO RICO 00918. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                           BY ORDER OF THE BOARD OF DIRECTORS




                                                 Jose E. Fernandez
                                                 Chairman


September 21, 1997

                                                                      APPENDIX A

                               ORIENTAL BANK AND TRUST
                                 AMENDED AND RESTATED
                           1996 INCENTIVE STOCK OPTION PLAN


    1. PURPOSE. The Oriental Bank and Trust 1996 Incentive Stock Option Plan (the "1996 Plan") is intended to secure for Oriental Bank and Trust (the "Bank"), its affiliates and its stockholders, the benefits arising from ownership of the Bank's common stock, par value $1.00 per share (the "Common Stock"), by those selected officers and other key employees of the Bank and its affiliates who will be responsible for its future growth. The 1996 Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Bank, and to provide key employees with an additional incentive to contribute to the success of the Bank.

    2. ELEMENTS OF THE 1996 PLAN. In order to maintain flexibility in the award of stock benefits, the 1996 Plan is comprised of two parts. The first part is the Qualified Incentive Stock Option Plan (the "Qualified Plan") and the second part is the Compensatory Incentive Stock Option Plan (the "Compensatory Plan"). Copies of the Qualified Plan and Compensatory Plan are attached hereto and form part hereof as Part I and Part II, respectively, and are collectively referred to herein as the "Plans". The grant of an option under one of the Plans shall not be construed to prohibit the grant of an option under the other Plan.

    3. APPLICABILITY OF GENERAL PROVISIONS. Unless any Plan specifically indicates to the contrary, both Plans shall be subject to the General Provisions of the 1996 Plan set forth below.

    4. ADMINISTRATION OF THE PLANS. The Plans shall be administered, construed, governed and amended in accordance with their respective terms.

                         GENERAL PROVISIONS OF THE 1996 PLAN

    ARTICLE 1. ADMINISTRATION. The 1996 Plan shall be administered by a committee appointed by the Board of Directors of the Bank, none of the members of which shall be a full-time officer or employee of the Bank. The committee, when acting to administer the 1996 Plan, is referred to as the "Plan Administrators". Any action of the Plan Administrators shall be taken by majority vote or the unanimous written consent of the Plan Administrators. No Plan Administrators or member of the Board of Directors of the Bank, its parent or subsidiaries, shall be liable for any action or determination made in good faith with respect to the 1996 Plan or to any option granted thereunder.

    ARTICLE 2. AUTHORITY OF PLAN ADMINISTRATORS. Subject to the other provisions of this 1996 Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority in their absolute discretion: (a) to construe and interpret the 1996 Plan; (b) to define the terms used herein; (c) to prescribe, amend, and rescind rules and regulations relating to the 1996 Plan; (d) to determine the employees to whom options shall be granted under the 1996 Plan; (e) to determine the time or times at which options shall be granted under the 1996 Plan; (f) to determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise of the options shall be subject; (g) to determine the number of shares subject to any option under the 1996 Plan, as well as the exercise price and the duration of each option, and any other terms and conditions of options; (h) to amend or terminate the 1996 Plan; and (i) to make any other determinations necessary or advisable for the administration of the 1996 Plan and do everything necessary or appropriate to administer the 1996 Plan. All decisions, determinations, and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the 1996 Plan and on their legal representatives, heirs and beneficiaries.

    ARTICLE 3. MAXIMUM NUMBER OF SHARES SUBJECT TO THE 1996 PLAN. The maximum aggregate number of shares of Common Stock available pursuant to the Plans, subject to adjustment as provided in Article 6 hereof, shall be 630,000 shares. If any of the options granted under this 1996 Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the 1996 Plan.

    ARTICLE 4. ELIGIBILITY AND PARTICIPATION. Regular full-time employees of the Bank or of any parent or any subsidiary thereof, including officers, whether or not directors and directors of any of such corporations, shall be eligible for selection by the Plan Administrators to participate in the 1996 Plan.

    ARTICLE 5. EFFECTIVE DATE AND TERM OF 1996 PLAN. The 1996 Plan shall become effective upon its adoption by the Board of Directors of the Bank, and shall be subsequently submitted to the stockholders of the Bank for approval by a majority of the total votes eligible to be cast at a meeting of stockholders, which vote shall be taken within 12 months of adoption of the 1996 Plan by the Bank's Board of Directors; provided, however, that options may be granted under this 1996 Plan prior to obtaining stockholder approval thereof, but any such options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The 1996 Plan shall continue in effect for a term of 10 years unless sooner terminated in accordance with the provisions hereof.

    ARTICLE 6. ADJUSTMENTS. If the shares of Common Stock of the Bank as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this 1996 Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

    ARTICLE 7. TERMINATION AND AMENDMENT OF 1996 PLAN. The 1996 Plan shall terminate no later than 10 years from the date of its adoption by the Board of Directors, or the date such 1996 Plan is approved by the stockholders, whichever is earlier. No options shall be granted under the 1996 Plan after the date of termination. Subject to the limitation contained in Article 8 of the General Provisions, the Plan Administrators may at any time amend or revise the terms of the 1996 Plan, including the form and substance of the option agreements to be used hereunder; provided that no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold pursuant to options granted under this 1996 Plan, except as permitted under Article 6 of the General Provisions; (b) change the minimum purchase price for shares under Section 4 of the Plans; (c) increase the maximum term established under the Plan for any option; or (d) permit the granting of an option to anyone other than as provided in Article 4 of the General Provisions.

    ARTICLE 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension or termination of the 1996 Plan shall, without the consent of the employee who has received an option, alter or impair any of said employee's rights or obligations under any option granted under the 1996 Plan prior to such amendment, suspension or termination.

    ARTICLE 9. REORGANIZATIONS AND OTHER TRANSFERS. In the event of an acquisition of all or substantially all of the assets or stock of the Bank pursuant to a merger, consolidation, separation, reorganization, liquidation, or other transaction, where persons that were stockholders of the Bank immediately before the transaction own fifty percent or more of the total combined voting power of all classes of stock entitled to vote of the acquiring or surviving entity immediately after the consummation of such transaction, and such acquiring or surviving entity assumes the Bank's obligations under options granted pursuant to the 1996 Plan, then all references in the 1996 Plan to the Bank, or to shares of common stock of the Bank, shall apply to such acquiring or surviving entity and to shares of common stock of such acquiring or surviving entity.

    ARTICLE 10. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any options granted pursuant to the terms of this 1996 Plan, no employee shall have any of the rights or privileges of a stockholder of the Bank in respect of any shares of stock issuable upon the exercise of his or her options until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which such stock certificate is issued.

    ARTICLE 11. RESERVATION OF SHARES OF COMMON STOCK. The Bank, during the term of this 1996 Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the 1996 Plan. In addition, the Bank will from time to time, as is necessary to accomplish the purposes of this 1996 Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Bank to obtain from any regulatory agency having jurisdiction the authority deemed by the Bank's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

    ARTICLE 12. TAX WITHHOLDING. The exercise of any option granted under the 1996 Plan is subject to the condition that if at any time the Bank shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state, federal or Puerto Rico law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Bank.

    ARTICLE 13. EMPLOYMENT. Nothing in the 1996 Plan or in any option shall confer upon any eligible employee any right to continued employment by the Bank, or by its parent or subsidiary corporations, or limit in any way the right of the Bank or its parent or subsidiary corporation at any time to terminate or alter the terms of that employment.

                                        PART I

                        QUALIFIED INCENTIVE STOCK OPTION PLAN

    SECTION 1. PURPOSE. The purpose of this Qualified Plan is to promote the growth and general prosperity of the Bank by permitting the Bank to grant options to purchase shares of its Common Stock to selected directors, officers and other full-time, key employees of the Bank or of any parent or subsidiary thereof. This Qualified Plan is designed to help attract and retain superior personnel for positions of responsibility with the Bank and its subsidiaries or parent company, if any, and to provide key employees with an additional incentive to contribute to the success of the Bank. Options granted pursuant to this Qualified Plan are intended to constitute "qualified stock options" pursuant to Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PRIRC"). This Qualified Plan is Part I of the Bank's 1996 Plan. Unless any provision herein indicates to the contrary, this Qualified Plan shall be subject to the General Provisions of the 1996 Plan.

    SECTION 2. OPTION TERMS AND CONDITIONS. The terms and conditions of options granted under the Qualified Plan may differ from one another as the Plan Administrators shall, in their discretion, determine, as long as all options granted under the Qualified Plan satisfy the requirements thereof.

    SECTION 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of the Qualified Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Qualified Plan expire later than 10 years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the 1996 Plan.

    SECTION 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option granted under the Qualified Plan shall not be less than the fair market value of the shares on the date of the grant of the option. Fair market value shall be determined by the Plan Administrators on the basis of such factors as they deem appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse; and further provided, that if at the time the determination of fair market value is made, those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported, the fair market value of those shares shall not be less than the mean of the high and low asked or closing sales prices reported for the

Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted; provided, further, that if at the time the determination of fair market value is made, those shares are not admitted to trading on a national securities exchange, the value of such shares may not be determined to be less than their book value per share, calculated pursuant to the financial statements for the immediately preceding year of the Bank or any parent or subsidiary corporation which authorized such options. For purposes of this Section 4, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

    SECTION 5.  MAXIMUM AMOUNT OF EXERCISABLE OPTIONS IN ANY CALENDAR YEAR.
The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which stock options may be exercisable for the first time by any employee of the Bank, or of any parent or subsidiary thereof, during any calendar year (under the terms of this Qualified Plan and other qualified stock option plans of the Bank and any parent or subsidiary corporation that meet the requirements of Section 1046 of the PRIRC) shall not exceed $100,000.

    SECTION 6. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Bank or by shares of Common Stock, if permitted by the Plan Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option; provided that the form(s) of payment allowed the employee shall be established when the option is granted.
If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Plan Administrators in accordance with Section 4 of this Qualified Plan.

    SECTION 7. ACCELERATION OF RIGHT OF EXERCISE OF INSTALLMENTS. Notwithstanding the first sentence of Section 6 of this Qualified Plan, in the event the Bank or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Bank by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of the Qualified Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Bank and ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this Qualified Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this
Section 7 if the transaction meets the requirements of Article 9 of the General Provisions of the 1996 Plan. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, cancelled or expires, the options granted pursuant to the Qualified Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 6 of this Qualified
Plan, in the event of a change in control of the Bank or a threatened change in control of the Bank as determined by a vote of not less than a majority of the Board of Directors of the Bank, all options granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section 7 shall refer to the acquisition of twenty-five percent or more of the voting securities of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Qualified Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, twenty-five percent or more of the voting securities of the Bank, the full Board of Directors of the Bank shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section 7 refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

    SECTION 8. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of the Qualified Plan shall be exercised when written notice of that exercise has been given to the Bank at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Bank.

    SECTION 9. COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any option granted under the Qualified Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of Puerto Rico, state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the shares may then be listed, the Puerto Rico Uniform Securities Act of 1963, as amended, and the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Bank with respect to such compliance.

The Plan Administrators may also require an employee to whom an option has been granted under the Qualified Plan ("Optionee") to furnish evidence satisfactory to the Bank, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state, federal or Puerto Rico law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as may be required by law or by this Section 9.

    SECTION 10. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators when the option is granted, must agree in writing as a condition of receiving his or her option, that he or she will remain in the employ of, or as a director of, the Bank, or any parent or subsidiary corporation of the Bank, as the case may be, following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1996 Plan or in any option granted thereunder shall confer upon any Optionee any right to continued employment by the Bank, or any of its parent or subsidiary corporations, or limit in any way the right of the Bank or any of its parent or subsidiary corporations at any time to terminate or alter the terms of that employment.

    SECTION 11. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases as a director of, or to be employed by, the Bank, or any parent or subsidiary thereof, for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, at the time an option is granted, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or the Qualified Plan otherwise provides for earlier termination.

    SECTION 12. OPTION RIGHTS UPON DISABILITY. If an optionee becomes disabled (as such term is defined in the PRIRC or the regulations thereunder or, in the absence of such a definition therein, in Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, (the "Code")) while employed by the Bank, or any parent or subsidiary corporation thereof, the option may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Qualified Plan otherwise provides for earlier termination.

    SECTION 13. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while acting as a director or employed by the Bank, or any parent or subsidiary corporation thereof, or within three months after ceasing to be an employee or director thereof, his or her option shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

    SECTION 14. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of the Qualified Plan may not be sold, pledged, assigned or transferred by the Optionee in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

    SECTION 15. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES. All options granted pursuant to the terms of this Qualified Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of the 1996 Plan.

                                       PART II

                       COMPENSATORY INCENTIVE STOCK OPTION PLAN

    SECTION 1.  PURPOSE.  The purpose of this Compensatory Plan is to permit the Bank to grant options to purchase shares of its Common Stock to selected directors, officers and other full-time, key employees of the Bank or of any parent, subsidiary or other affiliate thereof. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Bank and its subsidiaries, parent company or other affiliates, if any, and to provide key employees with an additional incentive to contribute to the success of the Bank. Options granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being
"qualified stock options", as defined in Section 1046 of the PRIRC.   This
Compensatory Plan is Part II of the Bank's 1996 Plan. Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the 1996 plan.

    SECTION 2. OPTION TERMS AND CONDITIONS. The terms and conditions of options granted under this Compensatory Plan may differ from one another as the Plan Administrators shall, in their discretion, determine as long as all options granted under the Compensatory Plan satisfy the requirements of the Compensatory Plan.

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                                         -10-


    SECTION 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Compensatory Plan expire later than 10 years from the date on which the option is granted. In addition, each option may be subject to early termination as provided in the 1996 Plan.

    SECTION 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option granted under the Compensatory Plan shall be as determined by the Plan Administrators at the time of grant on the basis of such factors as they deem appropriate.

    SECTION 5. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Plan Administrators. No options may be exercised for a fraction of a share of Common stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Bank or by shares of Common Stock, if permitted by the Plan Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value.

    SECTION 6. ACCELERATION OF RIGHT OF EXERCISE OF INSTALLMENTS. Notwithstanding any other provision of this Compensatory Plan, if the Bank or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Bank by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Bank and ending when the disposition of assets or stock contemplated by that agreement is consummated, or the option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 6 if the transaction meets the requirements of Article 9 of the General Provisions of the 1996 Plan. In the event the transaction contemplated by the agreement referred to in this
Section 6 is not consummated, but rather is terminated, cancelled or expires, the options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 5 of this Compensatory Plan, in the event of a change in control of the

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                                         -11-


Bank, or a threatened change in control of the Bank as determined by a vote of not less than a majority of the Board of Directors of the Bank, all options granted prior to such change in control or threatened change in control shall become immediately exercisable. The term "control" for purposes of this Section 7 shall refer to the acquisition of twenty-five percent or more of the voting securities of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Compensatory Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, twenty-five percent or more of the voting securities of the Bank, the full Board of Directors of the Bank shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section 6 refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

    SECTION 7. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of this Compensatory Plan shall be exercised when written notice of that exercise has been given to the Bank at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Bank.

    SECTION 8. COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any option granted under the Compensatory Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of Puerto Rico, state, federal and Puerto Rico law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, the Puerto Rico Uniform Securities Act of 1963, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the approval of counsel for the Bank with respect to such compliance. The Plan Administrators may also require an employee to whom an option has been granted ("Optionee") to furnish evidence satisfactory to the Bank, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as may be required by law or by this Section 8.

    SECTION 9.  EMPLOYMENT OF OPTIONEE.  Each Optionee, if requested by the
Plan Administrators, must agree in writing as a condition of the granting of his or her option, to remain in the employment of the Bank, or its parent or any of its subsidiaries or affiliates following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1996 Plan or in any option granted thereunder shall confer upon any Optionee any right to continued employment by the Bank or any parent, subsidiary or other affiliate thereof, or limit in any way the right of the Bank or any parent, subsidiary or other affiliate thereof, at any time to terminate or alter the terms of that employment.

    SECTION 10. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If any Optionee under this Compensatory Plan ceases to be a director of, or employed by, the Bank, its parent, or any of its subsidiaries or other affiliates, for any reason other than disability or death, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, in their discretion, allow the option to be exercised, to the extent exercisable on the date of termination of appointment as a director or employment, at any time within three months after the date of termination of appointment as a director or employment, unless either the option or this Compensatory plan otherwise provides for earlier termination.

    SECTION 11. OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled (as such term is defined in the PRIRC or the regulations thereunder or, in the absence of such a definition therein, in Section 22(e)(3) of the Code) while employed by, the Bank, or any parent, subsidiary or other affiliate thereof, the Plan Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

    SECTION 12. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while a director of, or employed by, the Bank, its parent, or any of its subsidiaries or other affiliates, his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only o the extent that the Optionee is entitled to exercise the option at the date of death.

    SECTION 13. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of this Compensatory Plan may not be sold, pledged, assigned or transferred by the Optionee in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

    SECTION 14. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES. All options granted pursuant to the terms of this Compensatory Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of the 1996 Plan.

ORIENTAL FINANCIAL GROUP INC.                                    REVOCABLE PROXY


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORIENTAL FINANCIAL GROUP INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 21, 1997 AND ANY ADJOURNMENT THEREOF.


    The undersigned, being a stockholder of the Oriental Financial Group Inc. (the "Corporation"), hereby authorizes the Board of Directors or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Conference Room 9-A, McConnell Valdes offices, 270 Munoz Rivera Avenue, 9th Floor, Hato Rey, Puerto Rico, on Tuesday, October 21, 1997 at 10:00 a.m., and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:


 1. ELECTION OF DIRECTORS

         FOR all nominees listed                 WITHHOLD AUTHORITY
    / /  below (except as marked            / /  to vote for all nominees
         to the contrary below)                  listed below



To serve until the 2000 Annual Meeting:     Mr. Jose E. Fernandez, Mr. Efrain
Archilla and Julian Inclan.


(INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name of the nominee(s) and the manner in which such votes shall be cumulated in the space provided below.)


--------------------------------------------------------------------------------

 2. PROPOSAL TO CONSIDER AND APPROVE THE ADOPTION OF THE ORIENTAL BANK AND TRUST 1996 INCENTIVE STOCK OPTION PLAN, WHICH PLAN WOULD, UPON APPROVAL, RESERVE FOR ISSUANCE 630,000 SHARES, OR APPROXIMATELY 8.0% OF THE CORPORATION'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE VOTING RECORD DATE OF SEPTEMBER 15, 1997, FOR ISSUANCE PURSUANT TO THE TERMS THEREOF.


         / /  FOR            / /  AGAINST        / /  ABSTAIN





 3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE AS THE CORPORATION'S INDEPENDENT AUDITORS FOR FISCAL 1998.


         / /  FOR            / /  AGAINST        / /  ABSTAIN




    THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

    In their discretion, the proxies are authorized to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Annual Meeting or such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management at present knows of no other business to be brought before the Annual Meeting.

    SHARES OF COMMON STOCK OF THE CORPORATION WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF ANY EXPRESS INDICATION THAT THE SHARES TO BE VOTED SHOULD BE CUMULATED IN A PARTICULAR FASHION, THE VOTES REPRESENTED BY EXECUTED PROXIES WILL BE DISTRIBUTED EQUALLY AMONG THE THREE NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS OR IN SUCH OTHER MANNER AS WILL MOST LIKELY ENSURE THE ELECTION OF THE NOMINEES. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. THIS PROXY CANNOT BE VOTED FOR ANY PERSON WHO IS NOT A NOMINEE OF THE BOARD OF DIRECTORS OF THE CORPORATION.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oriental Financial Group Inc. called for October 21, 1997 and a Proxy Statement for the Annual Meeting prior to the signing of this proxy.


Date:                  , 1997
      -----------------



                                  ---------------------------------------------


                                  ---------------------------------------------
                                                     Signatures


                                  Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title.

                                  PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                                  THIS PROXY CARD USING THE ENCLOSED ENVELOPE.